ARTHUR
ANDERSEN


                                                       -------------------------
                                                       ARTHUR ANDERSEN LLP
                                                       Suite 1000
                                                       One Renaissance Square
                                                       Two North Central
                                                       Phoenix, AZ 85004
                                                       602 257-9234
                                                       -------------------------


March 31, 1997




Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549


We have read Item 4 included in the attached Form 8-K dated March 28, 1997 of Coronado Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



By /s/ Michael Garnreiter
   Michael Garnreiter

kld

Attachment

Copies to:     Michael F. Patterson, Titus, Brueckner & Berry
               G. R. Smith, Coronado Industries, Inc.